                                                                     EXHIBIT 4.1

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                              HAMPDEN BANCORP, INC.
                           SPRINGFIELD, MASSACHUSETTS

          $.01 par value common stock -- fully paid and non-assessable

                               CUSIP NO. 40867E 10 7

This certifies that _________________ is the owner of ______________ shares of the common stock of HAMPDEN BANCORP, INC.
(the "Corporation"), a Delaware corporation.

The shares evidenced by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, in person or by his or her duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused it seal to be affixed hereto.

Dated:
      --------------------------------


_____________________________________(SEAL)_____________________________________
             SECRETARY                                  PRESIDENT

     The shares evidenced by this Certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner or any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

     The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. Pursuant to Section 151 of the Delaware General Corporation Law, the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     The shares represented by this Certificate may not be cumulatively voted on any matter. The Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, to approve certain business combinations and other transactions and to amend certain provisions of the Certificate of Incorporation.

     The following abbreviations when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM
       -- as tenants in common         UNIF GIFT MIN ACT--______Custodian_______
                                                          (Cust)         (Minor)
TEN ENT
       -- as tenants by the entireties

                                       Under Uniform Transfer to Minors Act

JT TEN
            -- as joint tenants with right
               of survivorship and not         ---------------------------------
               as tenants in common                         (State)

     Additional abbreviations may also be used though not in the above list

For value received, ______________ hereby sell, assign and transfer unto Please Insert Social Security Number or Other Identifying Number

____________________________________________

____________________________________________

________________________________________________________________________________

             (please print or typewrite name and address including
                          postal zip code of assignee)

________________________________________________________________________________
_________________________________________________________________ Shares of the
Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated:______________


In the presence of                             Signature:


_________________________________              _________________________________

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED: _________________________________________________ THE
SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.